Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Results For First Quarter 2012

First Quarter Net Sales Growth of 24.0% Versus Same Period Last Year

Diluted Earnings Per Common Share of $0.16, up from $0.03 in the Same Period Last Year

Raises Full-Year Outlook for Revenue and EPS

AZUSA, CA (May 3, 2012) - Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the three months ended March 31, 2012.

Results for the First Quarter of 2012

Net sales for the first quarter of 2012 were $26.2 million versus $21.1 million in the first quarter of 2011, an increase of 24.0%. The net sales growth was driven by an increase in color cosmetics sales and expanded distribution of the skin care line. In addition, net sales were favorably impacted by a delay in the timing of various retail marketing programs. The Company expects that these programs, which are accounted for as a contra-revenue item, will be implemented later in this fiscal year.

The Company also noted that, in the food, drug and mass channel, its products achieved 9% point-of-sale dollar growth over the last 52 weeks versus the prior year period, whereas the overall masstige color cosmetics category only grew 7%, as reported by AC Nielsen. This made Physicians Formula the fastest-growing masstige color cosmetics brand in dollar sales among the major five masstige brands in food, drug and mass during this period.

Gross margin for the first quarter of 2012 improved 2.5% to 51.1% of net sales versus 48.6% in the prior year period. This improvement was primarily driven by positive product mix, reduction of manufacturing costs and lower usage of air freight.

Overall, selling, general and administrative (“SG&A”) expenses as a percentage of net sales declined to 37.3% from 41.7% in the prior year period as a result of the sales increase. SG&A expenses increased $1.0 million to $9.8 million for the first quarter of 2012 versus $8.8 million for the prior year period, with the increase driven by the variable expenses associated with the increased sales, as well as an increase in brand marketing expense.

Net income for the first quarter of 2012 was $2.4 million, or $0.16 per diluted common share. This compares to net income of $0.5 million, or $0.03 per diluted common share, for the first quarter of 2011. Net income increased due to improved operating performance, as well as lower interest expense and a lower provision rate for income taxes.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the first quarter of 2012, calculated in accordance with Company's senior credit agreement, was $4.5 million, which is $1.4 million higher than the $3.1 million of Adjusted EBITDA in the first quarter of 2011. Adjusted EBITDA is reconciled to net income in the financial tables at the end of this press release.

Ingrid Jackel, Chairwoman and CEO stated, “We are pleased with our first quarter results, which exceeded both our top and bottom line expectations. Net sales growth was driven by better than expected demand of our color cosmetics products, as well as the planned distribution expansion of our skin care platform. Through the successful execution of our product and brand investment strategies, we have expanded our market share of the masstige category and maintained our retail sales momentum. We have returned our Company to profitability by generating strong product performance while improving our financial discipline.”

Ms. Jackel continued, “During the quarter, our retail partners made the decision to shift certain marketing programs to later in the year. Overall, we expect our total marketing and brand investments to remain at originally planned levels for 2012.”

Liquidity Considerations

Net cash provided by operating activities for the first quarter of 2012 was $6.2 million. As of March 31, 2012, net debt was $3.6 million. The Company had no line of credit borrowings at the end of the first quarter.

During the first quarter of 2011, net cash provided from operating activities was $2.0 million. As of March 31, 2011, net debt was $8.4 million.

As of March 31, 2012, the availability on the line of credit was $19.0 million. The Company also noted that it was in compliance with all of its financial covenants at the end of the first quarter of 2012, and that it has agreed to 2012 covenants with its lenders.

Outlook

Ms. Jackel commented, “Due to our strong first quarter performance and the strength of our 2012 new color cosmetics product launch, we are increasing our expectations for net sales to grow between 8% and 11% for the full year 2012 from the 7% to 10% range we previously projected. Additionally, we expect earnings per diluted common share to be between $0.10 and $0.18 for the full year 2012 versus the $0.07 to $0.15 in our earlier projections.”

Conference Call

The conference call is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, May 3, 2012. Participants may access the call by dialing (877) 407-3982 (domestic) or (201) 493-6780 (international). In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived for two weeks. A telephone replay will be available through Thursday, May 17, 2012. To access the replay, please dial (877) 870-5176 (domestic) or (858) 384-5517 (international), conference #392960.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics and skin care company operating in the mass market prestige, or "masstige," market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in over 25,000 stores including Wal-Mart, Target, CVS and Rite Aid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management's expectations regarding the Company's refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: our dependence on a limited number of retailer customers, the loss of any of our retailer customers, fluctuations in buying decisions of our retailer customers, changes in general economic or market conditions, our ability to comply with covenants in our new senior credit agreement, our ability to repay or refinance borrowings under the senior credit agreement, the competitive environment in our industry, the demand for our products, loss of any of our key employees, our ability to expand our product offerings, our ability to expand through new and existing distribution channels, our ability to manage our growth and sustain profitability, our ability to protect our intellectual property, our cash needs and financial performance, variations in product quality or delays in order fulfillment, our operations and our ability to achieve cost savings, our dependence on third party suppliers, increases in minimum wages, catastrophic losses or other disruptions at any of our facilities, the effect of regulatory and technological changes, risks associated with doing business outside of the U.S.; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2012	2011
NET SALES	$26,205	$21,138
COST OF SALES	12,803	10,870
GROSS PROFIT	13,402	10,268
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,782	8,819
INCOME FROM OPERATIONS	3,620	1,449
INTEREST EXPENSE, NET	156	595
OTHER INCOME	(33)	(12)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,497	866
PROVISION FOR INCOME TAXES	1,073	415
NET INCOME	$2,424	$451

NET INCOME PER COMMON SHARE:
Basic	$0.18	$0.03
Diluted	$0.16	$0.03

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,669,247	13,589,668
Diluted	14,797,049	14,843,060

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63	$3
Accounts receivable, net	21,502	25,758
Inventories	24,186	25,223
Prepaid expenses and other current assets	2,638	1,940
Income taxes receivable	273	437
Deferred tax assets, net	8,237	8,677
Total current assets	56,899	62,038

PROPERTY AND EQUIPMENT, NET	2,402	2,597
OTHER ASSETS, NET	5,536	5,357
INTANGIBLE ASSETS, NET	30,045	30,486
TOTAL ASSETS	$94,882	$100,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,511	$10,445
Accrued expenses	2,489	3,739
Trade allowances	10,079	7,457
Sales returns reserve	8,640	10,941
Income taxes payable	429	—
Line of credit borrowings	—	4,690
Current portion of long-term debt	1,000	1,000
Total current liabilities	30,148	38,272

DEFERRED TAX LIABILITIES, NET	8,155	8,155
LONG-TERM DEBT	2,667	2,917
OTHER LONG-TERM LIABILITIES	307	272
Total liabilities	41,277	49,616

STOCKHOLDERS’ EQUITY:
Series A preferred stock	—	—
Common stock	137	136
Additional paid-in capital	63,129	62,811
Accumulated deficit	(9,661)	(12,085)
Total stockholders’ equity	53,605	50,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,882	$100,478

PHYSICIANS FORMULA HOLDINGS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

Pursuant to our senior credit agreement, Adjusted EBITDA is defined as net income (loss) before depreciation, amortization, interest expense, income taxes, goodwill and intangible asset impairment charges, stock-based compensation and non-cash inventory obsolescence charges.

Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with comparable GAAP measures, is useful to both management and investors in analyzing the Company's ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company's financial results in the way that management views financial results. Management believes Adjusted EBITDA is useful as a supplemental measure of the Company's financial results because it removes costs not related to the Company's operating performance. Management believes that Adjusted EBITDA should be considered in addition to, but not as a substitute for items presented in accordance with GAAP that are presented in this press release. With the exception of net interest expense and the provision for income taxes, the reconciling items are components within cost of sales and selling, general and administrative expenses on the Company's accompanying condensed consolidated statements of operations.

A reconciliation of net income to EBITDA and Adjusted EBITDA follows (in thousands):

	Three Months Ended
	March 31,
	2012	2011
Net income	$2,424	$451
Plus:
Depreciation and amortization	1,200	1,194
Interest expense, net	156	595
Provision for income taxes	1,073	415
EBITDA	4,853	2,655
Stock-based compensation	126	222
Non-cash inventory obsolescence charges	(475)	260
Adjusted EBITDA	$4,504	$3,137

(FACE/F)

Contact:    Anne Rakunas
ICR, Inc.
(310) 954-1100